Execution Version

AGREEMENT

THIS AGREEMENT, dated this 12th day of June, 2013 (this “Agreement”), is by and among AO Partners I, L.P. (“AO Partners”), AO Partners, LLC, Nicholas J. Swenson (“Swenson”), Seth G. Barkett, William R. Foudray, Andrew L. Osborne, John M. LaFontsee, Scott A. Ronan, Nicholas P. Zaccagnini, Ryan P. Buckley, Thomas D. Gallagher and Christopher J. Richard (the foregoing individuals and entities being collectively referred to herein as the “AO Partners Group”), and Air T, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, AO Partners has submitted to the Secretary of the Company a Notice of Intent to Nominate Directors and Submit Nominees for Election dated May 2, 2013, along with a Supplemented Notice of Intent to Nominate Directors and Submit Nominees for Election dated May 28, 2013 (collectively, the “Notice of Intent”), to nominate ten persons for election as directors of the Company at the 2013 annual meeting of stockholders of the Company (the “2013 Annual Meeting”), and to submit its nominees, who are Nicholas J. Swenson, Seth G. Barkett, William R. Foudray, Andrew L. Osborne, John M. LaFontsee, Scott A. Ronan, Nicholas P. Zaccagnini, Ryan P. Buckley, Thomas D. Gallagher and Christopher J. Richard, for election at the 2013 Annual Meeting.  In the Notice of Intent, AO Partners indicated that in connection with its nomination of such nominees, it intended to deliver a proxy statement and form of proxy to stockholders of at least the percentage of the Company’s outstanding common stock required to elect such nominees (the “Contested Election”);

WHEREAS, the Company and the members of the AO Partners Group have determined that the interests of the Company and its stockholders would be best served at this time by, among other things, avoiding the Contested Election and the substantial expense and disruption that may result therefrom;

WHEREAS, AO Partners has requested reimbursement from the Company for its out-of-pocket expenses incurred in connection with its efforts to nominate and elect its nominees to the Company’s Board of Directors at the 2013 Annual Meeting; and

WHEREAS, the Company’s Board of Directors has determined to reimburse AO Partners for its reasonable out-of-pocket expenses incurred in connection with the 2013 Annual Meeting.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties and agreements hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.	Amendment to Stockholder Rights Plan and Submission to Stockholders for Approval.

(a)           The Company will promptly amend and restate the Rights Agreement dated as of March 26, 2012 by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, as amended, by entering into the Amended and Restated Rights Agreement in the form attached hereto as Exhibit A (as so amended and restated, the “Rights Agreement”) and taking all action necessary to cause American Stock Transfer & Trust Company, LLC, as rights agent, to enter into such Amended and Restated Rights Agreement.

(b)           At the 2013 Annual Meeting, the Company will submit a proposal for the stockholders to approve the Rights Agreement.  The Company’s proxy statement used to solicit proxies to be voted at the 2013 Annual Meeting will include a description of the Rights Agreement consistent with the description included in the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 26, 2012, as revised to reflect the amendments to the Rights Agreement effected since that date, including the amendments to be effected by the Amended and Restated Rights Agreement in the form attached hereto as Exhibit A.  The AO Partners Group will be allowed to include in the proxy statement a brief statement on why it plans to vote against approval of the Rights Agreement, which will be in close proximity to the Board’s statement in favor of approving the Rights Agreement and will be as prominent as the Board’s statement.  The Rights Agreement will be deemed to be approved if, at the 2013 Annual Meeting, more votes are cast in favor of approval of the Rights Agreement than are cast against the approval of the Rights Agreement.   Shares represented by proxies which are marked to indicate abstentions and broker non-votes will not affect the outcome.  Proxies submitted without voting direction on this proposal will be voted “Abstain.”

(c)           The 2013 Annual Meeting will be held no later than August 30, 2013.  The ratification of the selection of independent auditors will be included on the agenda for the 2013 Annual Meeting, and the Board of Directors of the Company (the “Board”) will solicit proxies to be voted on this matter.

Section 2.                      Board Size; Nominees for Election as Directors.

(a)           The Board will promptly adopt a resolution to reduce the size of the Board from ten to seven effective at the commencement the 2013 Annual Meeting and shall not rescind or modify such resolution, or adopt a resolution establishing a different size of the Board, at any time prior to the conclusion of the 2013 Annual Meeting, without the consent of Mr. Swenson.

(b)           The Board will nominate for election as directors at the 2013 Annual Meeting, and will solicit proxies for their election, the seven individuals determined in the following manner:

(1)           The following three nominees proposed by AO Partners, Nicholas J. Swenson, Seth G. Barkett and Andrew L. Osborne (the “Stockholder Nominees”);

(2)           The following three nominees proposed by the Company, John J. Gioffre, Walter Clark and John A. Reeves (the “Committee Nominees”); and

(3)           one individual who would be an independent director under the rules of the NASDAQ Stock Market eligible to serve on the Audit Committee and who is mutually agreeable to 2/3s of the Stockholder Nominees and 2/3s of the Committee Nominees (the “Seventh Nominee”), to be selected as follows: the Stockholder Nominees and the Committee Nominees will have two weeks after execution of this Agreement to agree to the Seventh Nominee from any individuals they may suggest; if the Seventh Nomineee is not so selected in that period, the Company will engage a director candidate search firm of national reputation to suggest potential candidates; then the Stockholder Nominees and the Committee Nominees will select the Seventh Director from the candidates suggested by the search firm using the 2/3 principal.

2

If subsequent to their election, a director ceases to serve, only AO Partners may fill a vacancy of a Stockholder Nominee, only the remaining Committee Nominees may fill a vacancy of any Committee Nominee, and only the Stockholder Nominees and Committee Nominees acting together, as provided in 2(b)(3) above, may fill the vacancy of the Seventh Nominee.

Section 3.                      Board Committees.

(a)           Promptly following the 2013 Annual Meeting, the Company will reconstitute the Nominating Committee of the Board with three members who shall be one Stockholder Nominee, one Committee Nominee and the Seventh Nominee.

(b)           Promptly following the 2013 Annual Meeting, the Company will reconstitute the Compensation Committee with three members who shall be two Stockholder Nominees and the Seventh Nominee.

(c)           Promptly following the 2013 Annual Meeting, the Board will establish a committee of three directors to be designated the Capital Allocation Committee, the form of the charter of which is attached as Exhibit B hereto.  The Capital Allocation Committee will be charged with reviewing and recommending “for” or “against” all internal and external capital investments, acquisitions, securities purchases or sales, mergers and general investments in excess of $100,000 (defined hereafter as an“Investment”). The Capital Allocation Committee will act as a clearinghouse for the evaluation of possible uses of excess capital, measuring and reporting on the capital required by each business unit, measuring return on capital for each business unit and seeking to inform the Board about the Company’s use of its capital resources. The Committee will seek Investments that have the highest risk-adjusted return on capital. Such Investments will be made for the benefit of the Company and its stockholders.  Procedurally, all proposals for Investments in excess of $100,000, will be presented to the Capital Allocation Committee for a recommendation “for” or “against” the proposal (for the avoidance of doubt, the Capital Allocation Committee may itself originate Investment proposals for consideration by the Board). Although the Investment may have been recommended by the Capital Allocation Committee, the Board may disapprove of the Investment. For the avoidance of doubt, the Board may not undertake an Investment without submitting the Investment to the Capital Allocation Committee for its recommendation and receiving a recommendation from the Committee “for” the Investment.  The Capital Allocation Committee shall be comprised of two Stockholder Nominees and one Committee Nominee.

(d)           Promptly following the execution of this Agreement, the Board will disband the following committees of the Board: the Executive Committee, the Special Committee established by resolution of the Board on May 1, 2013 and the Independent Subcommittee established by resolution of the Special Committee on May 6, 2013. The Board will not constitute any additional committees without the approval of the majority of the board and at least 2/3 of the Stockholder Nominees.

(e)           The charters of the Nominating Committee, the Compensation Committee and the Audit Committee of the Board are attached as Exhibits C, D and E, respectively.

Section 4.                      Emeritus Directors.  Each of George Prill and Sam Chesnutt will be offered the position of Director Emeritus and will be paid a stipend set by the Board for their participation in major Board meetings as non-voting observers.

Section 5.                      Corporate Aircraft.  The current Board will consider and pass, if a majority of the Board so approves, a motion to proceed with the prompt sale of the Company’s corporate aircraft with the proceeds from such sale to be applied either (a) to invest in an internal project or investment with a projected 15%+ projected rate of return on capital investment, (b) to repurchase Company stock or (c) to pay a special dividend.  If such aircraft is sold, the Board may determine to charter equivalent aircraft as needed to keep customer service at the same level.

3

Section 6.	Contested Election; Voting.

(a)           AO Partners hereby irrevocably withdraws the nominations of Nicholas J. Swenson, Seth G. Barkett, William R. Foudray, Andrew L. Osborne, John M. LaFontsee, Scott A. Ronan, Nicholas P. Zaccagnini, Ryan P. Buckley, Thomas D. Gallagher and Christopher J. Richard for election as directors at the 2013 Annual Meeting and its related Notice of Intent and will not submit a notice of intent to nominate directors at the 2013 Annual Meeting or notice of any other matter to be acted upon by the stockholders at the 2013 Annual Meeting.

(b)           At the 2013 Annual Meeting or any adjournment thereof, AO Partners and its Affiliates and Associates shall vote all shares of Common Stock that they are entitled to vote at the 2013 Annual Meeting (a) in favor of the election as directors of each of the nominees as determined in accordance with Section 2(b) hereof and (b) with respect to the advisory vote to approve executive compensation, ratification of independent auditors and any proposal made by a stockholder (but not with respect to the approval of the Rights Agreement or the advisory vote on the selection of the frequency of future advisory vote to approve executive compensation) in accordance with the Board’s recommendation.  For the avoidance of doubt, AO Partners and its Affiliates may publicly state their intent to vote against the Rights Agreement, in compliance with Rule 14a-1(l)(2)(iv) promulgated under the Securities Exchange Act of 1934.

(c)           AO Partners and its Affiliates and Associates will not submit, and will not encourage any other stockholder to submit, a notice of intent to nominate directors at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) or notice of any other matter to be acted upon by the stockholders at the 2014 Annual Meeting; provided that this provision will lapse if (1) the stockholders approve the Rights Agreement at the 2013 Annual Meeting, (2) the Company enters into a new stockholder rights agreement  or a similar agreement, (3) the Board fails to nominate the Stockholder Nominees or the Seventh Director for election as directors at the 2014 Annual Meeting prior to May 1, 2014, (4) the Board elects to take an action contrary to the recommendation of the Capital Allocation Committee that relates to an Investment in excess of $100,000, (5) the daily volume weighted average price of the common stock of the Company for any 15 days in any 30-day period commencing after the date of the 2013 Annual Meeting is less than 80% of the daily volume weighted average price of the common stock of the Company on the date of the 2013 Annual Meeting, (6) after the date hereof, the Company has a consolidated loss for two or more consecutive fiscal quarters, (7) subsequent to a meeting of the Board to be held immediately following the 2013 Annual Meeting, Mr. Swenson is not serving as the Chairman of the Board at any time during the term of this Agreement, (8) the size of the Board is increased or decreased at any time during the term of this Agreement without the approval of a majority of the Board, including a majority of the Stockholder Nominees, or (9) the Nominating Committee charter, the Compensation Committee charter or the Audit Committee charter is materially amended, without the approval of a majority of the Board, including a majority of the Stockholder Nominees.

Section 7.                      Reimbursement of Expenses.  The Company agrees to reimburse AO Partners for its out-of-pocket expenses incurred in connection with its efforts to nominate and elect its nominees to the Company’s Board of Directors at the 2013 Annual Meeting in an amount equal to $30,000.  Such amount shall be payable by the Company within ten (10) business days following the date of this Agreement.

Section 8.                      Representations and Warranties.

(a)           The members of the AO Partners Group jointly and severally represent and warrant as follows:

4

(i)           Each member of the AO Partners Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(ii)           This Agreement has been duly and validly authorized, executed and delivered by each member of the AO Partners Group, constitutes a valid and binding obligation and agreement of each such member and is enforceable against each such member in accordance with its terms.

(iii)           The members of the AO Partners Group, together with their Affiliates and Associates, beneficially own, directly or indirectly, an aggregate of 366,200 shares of Common Stock as set forth in the Schedule 13D amendment filed by the members of the AO Partners Group with the SEC on May 29, 2013.

(b)           The Company hereby represents and warrants as follows:

(i)           The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(ii)           This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

Section 9.                      Specific Performance.  Each of the members of the AO Partners Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and that such injury would not be adequately compensable in damages.  It is accordingly agreed that the members of the AO Partners Group, on the one hand, and the Company, on the other hand, shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity.

Section 10.                      Press Release and Other Public Disclosures.  Immediately following the execution and delivery of this Agreement, the Company and AO Partners shall issue the joint press release attached hereto as Exhibit F (the “Press Release”).  None of the parties hereto will make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 10.

Section 11.                      Non-Disparagement.  During the term of this Agreement, neither the Company and its respective officers, directors or Affiliates, on the one hand, nor any of members of the AO Partners Group and their respective officers, directors or Affiliates, on the other hand, shall directly or indirectly make or issue or cause to be made or issued any disclosure, announcement, or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency unless required by law or any disclosure to any journalist, member of the media, or securities analyst) concerning the other party or, with respect to the Company, any of its respective past, present or future directors, director nominees, officers, members, employees, advisors or other affiliates, which disparages such other party or any of such other party’s respective past, present, or future directors, director nominees, officers, members, employees, advisors or other affiliates.

5

Section 12.                      Certain Definitions.  As used in this Agreement, (a) the terms “Affiliates” and “Associates” shall have the meanings of such terms as set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934 and (b) the term “Common Stock” shall mean the common stock of the Company, par value $0.25 per share.

Section 13.                      No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 14.                      Successors and Assigns.  All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successors and assigns of the parties hereto.

Section 15.                      Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or other undertakings other than those expressly set forth in this Agreement.  This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

Section 16.                      Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17.                      Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by electronic mail or facsimile, with electronic confirmation of sending, provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and electronic mail or facsimile addresses set forth below, (c) one (1) day after being sent by nationally recognized overnight carrier to the addresses set forth below or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Attn:  John Parry, Secretary
Facsimile: (828) 464-8741
Email: jparry@airt.net

with a copy to:

Robinson Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attn:  Stephen M. Lynch
Facsimile: (704) 373-3955
Email: slynch@rbh.com

6

If to the AO Partners Group:

AO Partners I, L.P.
3033 Excelsior Blvd., Suite 560
Minneapolis, Minnesota 55416
Attn:  Nicholas J. Swenson
Email: nickswenson@grovelandcapital.com

with a copy to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
Attn:  Peter D. Fetzer
Facsimile: (414) 297-4900
Email: pfetzer@foley.com

in each case, or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 18.                      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.

Section 19.                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

Section 20.                      Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 21.                      Term.  This Agreement shall expire on the 30th day prior to commencement of the period, based on the date of the 2014 annual meeting of stockholders and as provided in the Company’s bylaws, during which a stockholder must deliver written notice of an intention to nominate a person for election at the 2015 annual meeting of stockholders in order to permit such stockholder to make such nomination at such annual meeting.

[Remainder of page intentionally left blank.]

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AIR T, INC.

By:	/s/ Walter Clark
Name: Walter Clark
Title: CEO

AO PARTNERS I, L.P.

By:	AO Partners, LLC
General Partner

By:	/s/ Nicholas Swenson
Name: Nicholas Swenson
Title: Managing Member

AO PARTNERS LLC

By:	/s/ Nicholas Swenson
Name: Nicholas Swenson
Title: Managing Member

/s/ Nicholas J. Swenson Nicholas J. Swenson	/s/ Seth G. Barkett Seth G. Barkett
/s/ William R. Foudray William R. Foudray	/s/ Andrew L. Osborne Andrew L. Osborne
/s/ John M. LaFontsee John M. LaFontsee	/s/ Scott A. Ronan Scott A. Ronan
/s/ Nicholas P. Zaccagnini Nicholas P. Zaccagnini	/s/ Ryan P. Buckley Ryan P. Buckley
/s/ Thomas D. Gallagher Thomas D. Gallagher	/s/ Christopher J. Richard Christopher J. Richard

[Agreement Signature Page]

8

EXHIBIT A

Form of Amended and Restated Rights Agreement

(attached)

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of June 13, 2013

By and Between

AIR T, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

TABLE OF CONTENTS

Page

1.	Certain Definitions	2

2.	Appointment of Rights Agent	8

3.	Issue of Right Certificates	8

4.	Form of Right Certificates	11

5.	Countersignature and Registration	11

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates	11

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights	12

8.	Cancellation of Right Certificates	13

9.	Company Covenants Concerning Securities and Rights	14

10.	Record Date	15

11.	Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights	15

12.	Certificate of Adjusted Purchase Price or Number of Securities	24

13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power	24

14.	Fractional Rights and Fractional Securities	26

15.	Rights of Action	28

16.	Agreement of Rights Holders	28

17.	Right Certificate Holder Not Deemed a Shareholder	29

18.	Concerning the Rights Agent	29

19.	Merger or Consolidation or Change of Name of Rights Agent	30

20.	Duties of Rights Agent	30

21.	Change of Rights Agent	33

22.	Issuance of New Right Certificates	33

23.	Redemption and Exemption	34

24.	Exchange	36

25.	Notice of Certain Events	37

26.	Notices	38

27.	Supplements and Amendments	38

28.	Successors; Certain Covenants	39

29.	Benefits of This Agreement	39

30.	Governing Law	39

31.	Severability	39

32.	Descriptive Headings, Etc	39

33.	Determinations and Actions by the Directors	40

34.	Counterparts	40

EXHIBIT A—Certificate of Designation	A-1

EXHIBIT B—Form of Rights Certificate	B-1

EXHIBIT C—Form of Summary of Rights to Purchase Preferred Stock	C-1

AMENDED AND RESTATED RIGHTS AGREEMENT

This AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of June 13, 2013 (this “Agreement”), is made and entered into by and between Air T, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).

RECITALS

WHEREAS, on March 26, 2012, the Board of Directors of the Company (the “Board”) adopted the Rights Agreement, dated as of March 26, 2012, between the Company and the Rights Agent (such agreement, as amended prior to the date hereof, the “Original Agreement”), authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.25 per share, of the Company (each, a “Common Share”) outstanding as of the Close of Business (as defined in Section 1(g)) on April 5, 2012 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth of a Preferred Share (as defined in Section 1(w)) on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided therein) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (as defined in Section 1(k)) and the Expiration Date (as defined in Section 1(o)) or as provided in Section 22;

WHEREAS, under Section 27 of the Original Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Original Agreement;

WHEREAS, the Board, through actions of a subcommittee (the “Independent Subcommittee”) of a special committee of the Board duly established and delegated authority to, among other things, exercise the rights of the Board under the Original Agreement, authorized and approved certain technical amendments to the Original Agreement in a First Amendment to Rights Agreement, dated as of May 20, 2012, between the Company and the Rights Agent; and

WHEREAS, the Independent Subcommittee has authorized certain additional amendments to the Original Agreement, which include, among other things, the addition of (i) a qualifying offer provision, which provides, as set forth herein, that the shareholders of the Company may cause the Board to call a special meeting if the Board has not redeemed the Rights or exempted a Qualifying Offer within a certain timeframe (ii) a modification to the definition of Expiration Date in the Original Agreement to provide that this Agreement shall expire if, at the Company’s 2013 annual meeting of shareholders, a proposal to approve this Agreement is not approved by a vote in which more votes are cast in favor of the proposal than are cast against it; and

WHEREAS, the Company and the Rights Agent desire to amend and restate the Original Agreement to give effect to such amendments.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows to amend, restate and supersede the Original Agreement in its entirety:

1. Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” means any Person (other than the Company, an Exempt Person or any Related Person) that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the then-outstanding Common Shares; provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (i) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of additional Common Shares representing 1% or more of the then-outstanding Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (ii) any other Person that is the Beneficial Owner of Common Shares representing 1% or more of the then-outstanding Common Shares thereafter becomes an Affiliate or Associate of such Person.  Notwithstanding anything to the contrary in this Section 1(a), if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including because such Person was (i) unaware that it Beneficially Owned a percentage of the then-outstanding Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (ii) aware of the extent of its Beneficial Ownership of Common Shares, but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person divests itself of Beneficial Ownership as promptly as practicable (as determined by the Board) of a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, provided however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

(c) A Person will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:

(i) the beneficial ownership of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(iii) of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company; provided, however, that a Person party to any agreement, arrangement or understanding (whether or not in writing) with the Company with respect to acquiring, holding, voting or disposing of any securities of the Company shall not, by virtue of such agreement, arrangement or understanding, be deemed to Beneficially Own securities of the Company Beneficially Owned by the Company or any of the Company’s Affiliates or Associates;

(iv) of which such Person would otherwise be deemed to be the Beneficial Owner pursuant to Rule 13d-3 under the Exchange Act;

provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this paragraph (c) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case.

(d) “Board” has the meaning set forth in the Recitals to this Agreement.

(e) “Board Evaluation Period” has the meaning set forth in Section 23(c).

(f) “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

(g) “Close of Business” on any given date means 5:00 P.M., Eastern time, on that date; provided, however, that if such date is not a Business Day it means 5:00 P.M., Eastern time, on the next succeeding Business Day.

(h) “Common Shares” when used with reference to the Company means the shares of common stock, par value $0.25 per share, of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company.  “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

(i) “Company” means Air T, Inc., a Delaware corporation.

(j) “Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares at a meeting of the shareholders of the Company with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company and its Subsidiaries.

(k) “Distribution Date” means the earlier of:  (i) the Close of Business on the tenth calendar day following the Share Acquisition Date, or (ii) the Close of Business on such date as may be specified by the Board after the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company or any Related Person), whether such commencement or first public disclosure occurs before or after the date of this Agreement, if upon the consummation thereof such Person would be the Beneficial Owner of 20% or more of the then-outstanding Common Shares.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exempt Person” shall mean each Person that Beneficially Owns, as of the date of this Agreement, 20% or more of the Common Shares outstanding; provided, however, that any such Person shall cease to be an Exempt Person and will be deemed an Acquiring Person, subject to the exception for inadvertent acquisition in Section 1(a), if such Person acquires Beneficial Ownership of such number of additional Common Shares (other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally) which represents 1% or more of the Common Shares outstanding at the time of such acquisition; provided, further, that (1) such Person shall cease to be an Exempt Person immediately at such time as such Person ceases to be the Beneficial Owner of 20% or more of the Common Shares then outstanding; and (2) no Exempt Person will cease to be an Exempt Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such Exempt Person acquires Beneficial Ownership of such number of additional Common Shares (other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally) which represents 1% or more of the Common Shares outstanding at the time of such acquisition.

(n) “Exemption Date” has the meaning set forth in Section 23(e).

(o) “Expiration Date” means the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the final adjournment of the Company’s 2013 annual meeting of shareholders if a proposal to approve this Agreement has not been approved by a vote in which  more votes are cast in favor of such proposal than are cast against such proposal, (iii) the time at which the Rights are redeemed as provided in Section 23, and (iv) the time at which all exercisable Rights are exchanged as provided in Section 24.

(p) “Final Expiration Date” means the third anniversary of the Record Date.

(q) “Flip-in Event” means any event described in Section 11(a)(ii).

(r) “Flip-over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).

(s) “Issuer” has the meaning set forth in Section 13(b).

(t) “Nasdaq” means The NASDAQ Stock Market.

(u) “Outside Meeting Date” has the meaning set forth in Section 23(e).

(v) “Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

(w) “Preferred Shares” means shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation attached as Exhibit A.

(x) “Purchase Price” means initially $25.00 per one one-thousandth of a Preferred Share, subject to adjustment from time to time as provided in this Agreement.

(y) “Qualifying Offer” shall mean an offer determined by the Board to have, to the extent required for the type of offer specified, each of the following characteristics:

(i) a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, for any and all of the then outstanding Common Shares at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii) an offer that is subject only to the minimum tender condition described below in item (vi) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Company;

(iv) an offer pursuant to which the Company and its shareholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than ninety (90) Business Days and, if a Special Meeting Demand is duly delivered to the Board of Directors in accordance with Section 23(c), for at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 23(d)), for at least ten (10) Business Days following the last day of such Special Meeting Period;

(v) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in item (iv) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least fifteen (15) Business Days after (i) any increase in the price offered, or (ii) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of clauses (iv) and (v) of this definition, beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such clauses (iv) and (v), or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Common Shares with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder) or (3) one (1) Business Day after the shareholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(vi) an offer that is conditioned on a minimum of at least a majority of (i) the outstanding Common Shares on a fully-diluted basis and (ii) the outstanding Common Shares not Beneficially Owned by the Person making such offer (or any such Affiliates or Associates of such Person) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(vii) an offer pursuant to which the Company and its shareholders have received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all of the Common Shares not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

(viii) an offer pursuant to which the Company and its shareholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering shareholder (other than extensions of the offer consistent with the terms thereof).

(ix) if the offer includes shares of common stock of the offeror, (i) the offeror is a publicly owned United States corporation and its common stock is freely tradable and is listed or admitted to trading on either the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange, (ii) no shareholder approval of the offeror is required to issue such common stock, or, if required, such approval has already been obtained, (iii) no Person (including any Affiliates or Associates of such Person) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, (iv) no other class of voting stock of the offeror is outstanding (v) the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer; and (vi) the per-share offer price of the offer will be determined by valuing such common stock of the offeror at the lowest reported market price for such common stock of the offeror during the five Trading Days immediately preceding and the five Trading Days immediately following the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act).

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.

(z) “Qualifying Offer Resolution” has the meaning set forth in Section 23(c).

(aa) “Record Date” has the meaning set forth in the Recitals to this Agreement.

(bb) “Redemption Price” means $0.01 per Right, subject to adjustment by resolution of the Board to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

(cc) “Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.

(dd) “Requisite Percentage” has the meaning set forth in Section 23(c).

(ee) “Right” has the meaning set forth in the Recitals to this Agreement.

(ff) “Right Certificates” means certificates evidencing the Rights, in substantially the form attached as Exhibit B.

(gg) “Rights Agent” means American Stock Transfer & Trust Company, LLC, unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Share Acquisition Date” means the first date of public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise, including a report filed or amended pursuant to Section 13(d) under the Exchange Act) (i) by the Company stating that an Acquiring Person has become such or (ii) by an Acquiring Person indicating that such Acquiring Person has become such.

(jj) “Special Meeting” has the meaning set forth in Section 23(c).

(kk) “Special Meeting Demand” has the meaning set forth in Section 23(c).

(ll) “Special Meeting Period” has the meaning set forth in Section 23(d).

(mm) “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

(nn) “Trading Day” means any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(oo) “Triggering Event” means any Flip-in Event or Flip-over Event.

2. Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of Nasdaq governing transfer agents and registrars.  The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.  Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.  To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

3. Issue of Right Certificates.  (a)  Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares will also be deemed to be Right Certificates) and Rights associated with any uncertificated Common Shares will be evidenced (subject to the provisions of Section 3(b) hereof) by the registration of such Common Shares in the share register of the Company in the names of the holders thereof (which registration shall also be deemed to be the registration of ownership of the associated Rights) and not by separate registrations or Right Certificates, (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.  The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C to any holder of Rights who may so request from time to time prior to the Expiration Date.

(b) Rights will be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date.  Certificates evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

This certificate also evidences and entitles the holder hereof to certain rights (the “Rights”) as set forth in the Rights Agreement, dated as of March 26, 2012, between Air T, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, as it may from time to time be supplemented or amended pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company  The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate.  The Company will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.  Under certain circumstances as set forth in the Rights Agreement, Rights that are or were Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), may become null and void.

In the case of the initial transaction statement or subsequent periodic statements with respect to uncertificated Common Shares, if any, such statement or statements shall bear the following legend:

The registration in the share register of Air T, Inc. (the “Company”) of the shares of common stock to which this initial transaction or subsequent periodic statement relates also evidences and entitles the registered holder of such shares to certain rights (the “Rights”) as set forth in the Rights Agreement, dated as of March 26, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, as it may from time to time be supplemented or amended pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by such registration.  The Company will mail to the registered holder of such shares a copy of the Rights Agreement as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.  Under certain circumstances as set forth in the Rights Agreement, Rights that are or were Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), may become null and void.

(c) Any Right Certificate issued pursuant to this Section 3 that represents Rights Beneficially Owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.

The Company shall instruct the Rights Agent in writing of the Right Certificates which should be so legended and shall supply the Rights Agent with such legended Right Certificates.

(d) The Company shall give the Rights Agent prompt written notice of the Distribution Date.  As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested and at the expense of the Company, send), by first class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(e) In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.

4. Form of Right Certificates.  The Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage.  The Right Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent.  Subject to the provisions of Section 22, the Right Certificates, whenever issued, shall show the date of countersignature, and on their face will entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

5. Countersignature and Registration.  (a)  The Right Certificates will be executed on behalf of the Company by its Chairman, its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates will be manually countersigned by the Rights Agent and will not be valid for any purpose unless so countersigned.  In case any officer of the Company who signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder.  Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  (a)  Subject to the provisions of Sections 7(d), 14 and 24, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Right Certificates must make such request in a writing delivered to the Rights Agent and must surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose.  Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d), 14 and 24, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights.  (a)  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).

(b) Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of one one-thousandths of a Preferred Share to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or, if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent common shares to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).

(c) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.  The Rights Agent will endeavor to comply with the provisions hereof to the extent it has received instructions from the Company concerning such matters.

8. Cancellation of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement.  The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent will deliver all canceled Right Certificates to the Company.

9. Company Covenants Concerning Securities and Rights.  The Company covenants and agrees that:

(a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange, it will endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise.

(c) It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d) It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(e) It will use its best efforts (i) to file on an appropriate form, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective.  Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent.  In addition, if the Company determines that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.  The Rights Agent may assume, unless notified in writing to the contrary by the Company, that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

(f) Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date it will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24 it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

10. Record Date.  Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate will be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11. Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights.  The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i)           In the event that the Company at any time after the Record Date (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.

(ii) Subject to the provisions of Section 24, if

(A) any Person becomes an Acquiring Person; or

(B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person (including any Person who becomes an Acquiring Person as a result of a transaction described in this Section 11(a)(ii)(B)), directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm’s-length transaction with an unaffiliated third party, (5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company’s (or its Subsidiaries’) past practices, or (6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

(C) during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner,

then, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip- in Event.  Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.  The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will be canceled.  Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii).

(iii) Upon the occurrence of a Flip-in Event, if there are not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the Directors of the Company will use their best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board) to the Common Shares (for purposes of this Section 11(a)(iii), “equivalent common shares”).  In the event that equivalent common shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares, to the extent any are available, and (B) a number of equivalent common shares, which the Board have determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred).  To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b) In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), “equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board, whose determination will be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation.  Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination will be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i)           For the purpose of any computation hereunder, the “current per share market price” of Common Shares on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent.  The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Common Shares are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board.  If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, “current per share market price” will mean the fair value per share as determined in good faith by the Board, whose determination will be described in a statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares will be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof.  If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the “current per share market price” of the Preferred Shares will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement).  If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current per share market price” of the Preferred Shares will mean the fair value per share as determined in good faith by the Board, whose determination will be described in a statement filed with the Rights Agent.  For all purposes of this Agreement, the current per share market price of one one-thousandth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one thousand.

(e) Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment.  Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or such other securities, as the case may be, at such adjusted Purchase Price.

(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants  referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such shareholders.

(n) The Company covenants and agrees that it will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event.  The adjustments provided for in this Section 11(p) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

12. Certificate of Adjusted Purchase Price or Number of Securities.  Whenever an adjustment is made as provided in Section 11 or Section 13, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  (a)  In the event that:

(i) at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) and the Company is not the continuing or surviving corporation of such consolidation or merger; or

(ii) at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

(iii) at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;

then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of such Flip-over Event (A) each holder of a Right (except as otherwise provided herein) thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

(b) For purposes of this Section 13, “Issuer” means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value.  Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.

(c) The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the shareholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights.  In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:

(A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(B) take all such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights; and

(C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, except for Rights that have become void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

14. Fractional Rights and Fractional Securities.  (a)  The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right.  For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable.  The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Rights are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board.  If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board, whose determination will be described in a statement filed with the Rights Agent.

(b) The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the Preferred Shares (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i)) for such Trading Day multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board, whose determination will be described in a statement filed with the Rights Agent.

(c) Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities.  In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security.  For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board, whose determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.

15. Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16. Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

(b) After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c) The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

(d) Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14; and

(e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17. Right Certificate Holder Not Deemed a Shareholder.  No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

18. Concerning the Rights Agent.  (a)  The Company will pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company will also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim (whether asserted by the Company, a holder of Rights, or any other Person) of liability arising therefrom, directly or indirectly.  The provisions of this Section 18(a) shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons.

(c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

19. Merger or Consolidation or Change of Name of Rights Agent.  (a)  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

20. Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct; provided, however, that the Rights Agent shall not be liable for any indirect, special, consequential or punitive damages.

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Right Certificate; nor will it be responsible for any adjustment required under the provisions of Sections 11 or 13 (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

(f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.  The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

(m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

21. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or the Common Shares by registered or certified mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail.  If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent.  If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the Rights Agent, at the expense of the Company, or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation or other legal entity organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determine that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

23. Redemption and Exemption.  (a)  The Board may, at their option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the earlier of (i) the Share Acquisition Date and (ii) the Expiration Date.  Any such redemption will be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board).

(b) Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon.  Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption and, within 10 calendar days thereafter, will give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights.  Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice.  The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made.  The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board (based upon the fair market value of such other consideration, determined by the Board in good faith) or any combination thereof.  The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price.  If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

(c) In the event the Company receives a Qualifying Offer and the Board has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of this Agreement or called a special meeting of shareholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, in each case, by the end of ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act (the “Board Evaluation Period”), the holders of record (or their duly authorized proxy) of at least ten percent (10%) or more of the Common Shares then outstanding (excluding Common Shares that are Beneficially Owned by the Person(s) and their Affiliates and Associates making the Qualifying Offer) (the “Requisite Percentage”) may submit to the Board, not earlier than seventy (70) Business Days nor later than ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, a written demand complying with the terms of this Section 23(c) (the “Special Meeting Demand”) directing the Board to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”).  For purposes of a Special Meeting Demand, the record date for determining eligible holders of record eligible to make a Special Meeting Demand shall be the seventieth (70th) Business Day following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act. Any Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the shareholders of record executing the request (i) the name and address of such shareholders, as they appear on the Company’s books and records, (ii) the class and number of Common Shares which are owned of record by each of such shareholders and (iii) in the case of Common Shares that are Beneficially Owned by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such Beneficial Owner.

(d) After receipt of Special Meeting Demands in proper form and in accordance with this Section 23 from a shareholder or shareholders holding the Requisite Percentage, the Board shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of shareholders at a Special Meeting to be convened within sixty (60) Business Days following the last day of the Board Evaluation Period (the “Special Meeting Period”) by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.  Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.

(e) In the event that no Person has become an Acquiring Person prior to the Exemption Date and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the Common Shares outstanding as of the record date for the Special Meeting selected by the Board (excluding Common Shares Beneficially Owned by the Person making the Qualified Offer and such Affiliates and Associates of such Person) shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement in all respects to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote by shareholders not in compliance with the provisions of this Section 23 shall serve to exempt any offer from the terms of this Agreement.  Immediately upon the Close of Business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the offeror (or its Affiliates or Associates) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon such consummation.

24. Exchange.  (a)  The Company may, at its option and upon authorization of its Board of Directors, at any time after the Share Acquisition Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Any such exchange will be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board).  Notwithstanding the foregoing, the Board will not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Common Shares.

(b) Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange.  Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) equivalent common shares (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

25. Notice of Certain Events.  (a)  If, after the Distribution Date, the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, in either case to any other Person or Persons (other than the Company or one or more of its Subsidiaries in one or more transactions each of which complies with Section 11(o) above), (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to each holder of a Right Certificate and the Rights Agent, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever is the earlier.

(b) In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.

26. Notices.  (a)  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Air T, Inc.
Post Office Box 488
Denver, North Carolina  28037
Attention:  Chief Executive Officer

(b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until  another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York  11219
Attention:  Relationship Manager

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York  11219
Attention:  General Counsel

(c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any certificate evidencing Common Shares) will be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27. Supplements and Amendments.  Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares.  From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided that no such supplement or amendment shall adversely affect the Rights Agent or the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence.  Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board may determine to be appropriate.  Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment will not affect the validity of any supplement or amendment adopted by the Board, any of which will be effective in accordance with the terms thereof.  Notwithstanding anything in this Agreement to the contrary, no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $.01 per Right.

28. Successors; Certain Covenants.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

29. Benefits of This Agreement.  Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement.  This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

30. Governing Law.  This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.  The parties hereby submit to the nonexclusive jurisdiction of the courts of the borough of Manhattan, New York City, New York, and acknowledge that such courts are a convenient forum.

31. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

32. Descriptive Headings, Etc.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof.  Unless otherwise expressly provided, references herein to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of or to this Agreement.

33. Determinations and Actions by the Directors.  For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board, or, in the event of a delegation by the Board to a committee thereof or such committee’s delegation to a subcommittee thereof, such duly authorized committee (or subcommittee thereof) of the Board, will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement, (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including any determination as to whether particular Rights shall have become void) and (iii) take any and all actions and exercise any and all rights of the Company specified in Section 27 of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Directors of the Company (including without limitation, any such committee or subcommittee as described above) in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Directors of the Company (including, without limitation, the members of any such committee or subcommittee as described above) to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.

34. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AIR T, INC.

By:	/s/ Walter Clark
Name:	Walter Clark
Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director Relationship Management

EXHIBIT A

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING
PREFERRED STOCK

of

AIR T, INC.

(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)

Air T, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority vested in the Board of Directors of the Company by its Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock designated as Series A Junior Participating Preferred Stock, $1.00 par value per share, of the Corporation and hereby states the designation and number of shares, and fixes the preferences, limitations and relative rights thereof, as follows:

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

I. Designation and Amount

The shares of such series will be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred”) and the number of shares constituting the Series A Preferred is 5,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred.  Series A Preferred may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

II. Dividends and Distributions

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.25 per share (the “Common Stock”), of the Corporation, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one thousand times the aggregate per share amount of all cash dividends, and one thousand times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred.  In the event that the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock).  Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date.  Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest.  Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

III. Voting Rights

The holders of shares of Series A Preferred will have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in the Restated Certificate of Incorporation, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth in the Restated Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

IV. Certain Restrictions

(a) Whenever regular dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Corporation will not:

(i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

(ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

(iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation will not permit any majority-owned subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

V. Reacquired Shares

Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof.  All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI. Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Corporation, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VII. Consolidation, Merger, Etc.

In the event that the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII. Redemption

The shares of Series A Preferred are not redeemable.

IX. Rank

The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation’s Preferred Stock, unless the terms of any such series shall provide otherwise.

X. Amendment

Notwithstanding anything contained in the Restated Certificate of Incorporation of the Corporation to the contrary and in addition to any other vote required by applicable law, the Restated Certificate of Incorporation of the Corporation may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman and President and attested by its Secretary this 26th day of March, 2012.

AIR T, INC.

By:	____________________________________________
Walter Clark, Chairman and Chief Executive Officer

Attest:

__________________________________________
John Parry, Secretary

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	___________ Rights

Not exercisable after April 5, 2015 or earlier if redeemed, exchanged or amended.  The Rights are subject to redemption, exchange and amendment at the option of the Company, on the terms set forth in the Rights Agreement.  Under certain circumstances specified in the Rights Agreement, rights that are or were beneficially owned by an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or a transferee thereof may become null and void.

Right Certificate

AIR T, INC.

This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Amended and Restated Rights Agreement, dated as of __________ __, 2013, as the same may be amended from time to time (the “Rights Agreement”), between Air T, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, one one-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of the Company, at a purchase price of $25.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed.  If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement.  Copies of the Rights Agreement are on file at the above- mentioned office of the Rights Agent and can be obtained from the Company without charge upon written request therefor.  Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

Pursuant to the Rights Agreement, from and after the occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement.  From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-thousandths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right or may be exchanged in whole or in part.  The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby.  In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of _____________, ____.

[SEAL]

AIR T, INC.

By:	____________________________________________
Name:
Address:

Countersigned:

[                                             ]
as Rights Agent

By:	____________________________________________
Authorized Signatory

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  __________, ____

____________________________________________
Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

1.           the Rights evidenced by this Right Certificate [  ] are [  ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

2.           after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________, ____

____________________________________________
Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate)

To Air T, Inc.:

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the one one-thousandths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number:   _________________________________________

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security
or other identifying number:   _________________________________________

(Please print name and address)

Dated:  __________, ____

____________________________________________
Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

1.           the Rights evidenced by this Right Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

2.           after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________, ____

____________________________________________
Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FORM OF

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

The Board of Directors (the “Board”) of Air T, Inc. (the “Company”) has declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock, par value $.25 per share (the “Common Shares”), of the Company.  The distribution is payable on April 5, 2012 (the “Record Date”) to the stockholders of record as of the close of business on the Record Date.  Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of the Company at a price (the “Purchase Price”) of $25.00 per one one-thousandth of a Preferred Share, subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement, originally dated as of March 26, 2012, as amended and restated in the Amended and Restated Rights Agreement, dated as of ____________, 2013 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Under the Rights Agreement, the Rights will initially be evidenced by the certificates evidencing Common Shares or book-entries representing uncertificated shares until the earlier (the “Distribution Date”) of: (i) the close of business on the date that is ten business days after the first date (the “Share Acquisition Date”) of public announcement that a person (other than the Company, a subsidiary or employee benefit or stock ownership plan of the Company or any of its affiliates or associates or an exempt person (as defined below)), together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding Common Shares (any such person being hereinafter called an “Acquiring Person”) or (ii) the close of business on the date specified by the Board following the commencement or first public disclosure of a tender offer or exchange offer by any person (other than the Company, a subsidiary or employee benefit or stock ownership plan of the Company or any of its affiliates or associates), whether such commencement or first public disclosure occurs before or after the date of the Rights Agreement, the consummation of which would result in beneficial ownership by such person of 20% or more of the outstanding Common Shares.  An exempt person means each person that beneficially owns as of the date of the Rights Agreement 20% or more of the outstanding Common Shares, except that each such person will be considered an exempt person only if and so long as the Common Shares that are beneficially owned by such person do not exceed the number of shares which are beneficially owned by such person on the date of the Rights Agreement, plus any additional Common Shares representing not more than 1% of the Common Shares then outstanding, and except that a person will cease to be an exempt person immediately at such time as such person ceases to be the beneficial owner of more than 20% of the Common Shares then outstanding.

The Rights Agreement provides that, until the Distribution Date, the Rights may be transferred with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), any certificate or, in the case of uncertificated shares, any initial transaction statement or subsequent period statement evidencing Common Shares of the Company issued upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates evidencing Common Shares or the registration of transfer of ownership of Common Shares in the share register of the Company will also constitute the transfer of the Rights associated with such certificates.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.  No Right is exercisable at any time prior to the Distribution Date.  The Rights will expire on the earliest of (i) the third anniversary of the Record Date or (ii) the final adjournment of the Company’s 2013 annual meeting of shareholders if a proposal to approve this Agreement has not been approved by a vote in which more votes are cast in favor of such proposal than are cast against such proposal, unless earlier redeemed, exchanged or amended by the Company as described below.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of Preferred Shares of certain rights, options or warrants to subscribe for or purchase the Preferred Shares at a price, or securities convertible into the Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in the Preferred Shares) or subscription rights or warrants (other than those referred to above).  The number of outstanding Rights and the number of one one-thousandths of the Preferred Shares issuable upon exercise of each Right will be subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or a subdivision, combination or reclassification of Common Shares occurring, in any such case, prior to the Distribution Date.

The Preferred Shares issuable upon exercise of the Rights will not be redeemable.  If issued, each outstanding Preferred Share will be entitled, in connection with the declaration of a dividend on the Common Shares, to a preferential dividend payment equal to the greater of (i) $1.00 per share and (ii) an amount equal to 1,000 times the related dividend declared per Common Share.  Subject to customary anti-dilution provisions, in the event of liquidation, the holders of Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of (a) $100 per share and (b) an amount equal to 1,000 times the liquidation payment made per Common Share.  Because of the nature of the Preferred Shares’ dividend, voting and liquidation rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of a Right should approximate the value of one Common Share.

Rights will be exercisable to purchase Preferred Shares only after the Distribution Date occurs and prior to the occurrence of a Flip-in Event as described below.  A Distribution Date resulting from the commencement of a tender offer or exchange offer described in clause (ii) of the second paragraph of this summary could precede the occurrence of a Flip-in Event and thus result in the Rights being exercisable to purchase Preferred Shares.  A Distribution Date resulting from any occurrence described in clause (i) of the second paragraph of this summary would necessarily follow the occurrence of a Flip-in Event and thus result in the Rights being exercisable to purchase Common Shares or other securities as described below.

Under the Rights Agreement, in the event (a “Flip-in Event”) that (i) any person becomes an Acquiring Person, (ii) any Acquiring Person or any affiliate or associate of such person merges into or combines with the Company and the Company is the surviving corporation, (iii) any Acquiring Person or any affiliate or associate of such person effects certain other transactions with the Company, or (iv) during such time as there is an Acquiring Person the Company effects certain transactions, in each case as described in the Rights Agreement, then, in each such case, proper provision will be made so that from and after the occurrence of such event, each holder of a Right, other than Rights that are or were owned beneficially by an Acquiring Person or any affiliate or associate of such person (which, from and after the date of a Flip-in Event, will be null and void), will have the right to receive, upon exercise thereof at the then-current exercise price of a Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security of the Company or other assets) that at the time of such Flip-in Event have a market value of two times the exercise price of the Right.

In the event (a “Flip-over Event”) that, at any time after a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but all or part of the Common Shares are changed or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power, including securities creating obligations of the Company, are sold, in each case as described in the Rights Agreement, then, and in each such case, proper provision will be made so that each holder of a Right, other than Rights which have become void, will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities) of such other person that at the time of such Flip-over Event have a market value of two times the exercise price of the Right.

From and after the Distribution Date, Rights (other than any Rights that have become null and void) will be exercisable as described above, upon payment of the aggregate exercise price in cash.  In addition, at any time after the earlier of the Share Acquisition Date and the Distribution Date and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Company may exchange the Rights (other than any Rights that have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%.  The Company will not be required to issue fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or fractional Common Shares or other securities issuable upon the exercise of Rights.  In lieu of issuing such securities, the Company may make a cash payment, as provided in the Rights Agreement.

The Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”), at any time prior to the earlier of (i) the close of business on the Share Acquisition Date and (ii) the close of business on the Expiration Date.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights Agreement would not prohibit the consummation of a fully financed, all-cash tender offer or exchange offer that meets conditions specified in the Rights Agreement and provides for payment of the same consideration for all shares of the Company.  In the event the Company receives such a “Qualifying Offer,” as defined in the Rights Agreement, and within 90 business days of the commencement of such offer (the “Board Evaluation Period”), the Board has not redeemed the outstanding Rights, exempted the Qualifying Offer from the terms of the Rights Agreement or called a special meeting of shareholders to vote on whether to exempt the Qualifying Offer from the terms of the Rights Agreement, holders of at least 10% of the Common Shares (excluding Common Shares beneficially owned by the offeror and its affiliates and associates) may request that the Board call a special meeting for this purpose.  If, subject to the conditions specified in the Rights Agreement, (i) the special meeting is not convened by the 60th business day following the last day of the Board Evaluation Period or (ii) the special meeting is convened and a majority of the Common Shares outstanding as of the record date for the special meeting (excluding Common Shares beneficially owned by the offeror and its affiliates and associates) vote in favor of exempting the Qualifying Offer, the Qualifying Offer will be deemed exempt from the Rights Agreement.

Prior to the time at which the Rights cease to be redeemable, the Rights Agreement may be amended by the Company without the approval of any holders of Rights, including amendments that increase or decrease the Purchase Price, that add other events requiring adjustment to the Purchase Price payable and the number of the Preferred Shares or other securities issuable upon the exercise of the Rights or that modify procedures relating to the redemption of the Rights, except that no amendment may be made that decreases the stated Redemption Price to an amount less than $0.01 per Right.

The Board will have the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company therein, or as may be necessary or advisable in the administration of the Rights Agreement, including without limitation the right and power to interpret the provisions of the Rights Agreement and to make all determinations deemed necessary or advisable for the administration of the Rights Agreement (including any determination to redeem or not redeem the Rights or to amend or not amend the Rights Agreement).  All such actions, calculations, interpretations and determinations (including any omission with respect to any of the foregoing) which are done or made by the Board in good faith will be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and will not subject the Board to any liability to any person, including without limitation the Rights Agent and the holders of the Rights.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.  A copy of the Rights Agreement is available free of charge from the Company.

This summary description of the Rights is as of the Record Date, does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.

EXHIBIT B

Form of Charter of the
Capital Allocation Committee

AIR T, INC.

CHARTER
OF THE
CAPITAL ALLOCATION COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Capital Allocation Committee (the “Committee”) is to review and recommend to the Board “for” or “against” all internal and external capital investments, acquisitions, securities purchases or sales, mergers and general investments in excess of $100,000 (each defined hereafter as an “Investment”).

II.	COMPOSITION

The Committee shall be comprised of three directors, appointed by the Board, who meet such criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate.  The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1)           review and recommend to the Board “for” or “against” all Investments.

(2)           act as a clearinghouse for the evaluation of possible uses of excess capital, measuring and reporting on the capital required by each business unit, measuring return on capital for each business unit and seeking to inform the Board about the Company’s use of its capital resources.

(3)           seek Investments that have the highest risk-adjusted return on capital to be made for the benefit of the Company and its stockholders.

All proposals for Investments, will be presented to the Capital Allocation Committee for a recommendation “for” or “against” the proposal (for the avoidance of doubt, the Capital Allocation Committee may itself originate Investment proposals for consideration by the Board). Although the Investment may have been recommended by the Capital Allocation Committee, the Board may disapprove of the Investment.  For the avoidance of doubt, the Board may not undertake an Investment without submitting the Investment to the Capital Allocation Committee for its recommendation and receiving a recommendation from the Committee “for” the Investment.

V.           PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees.

The Committee shall have the sole authority to engage advisors, as it deems appropriate, to advise the Committee and to set the terms (including approval of fees and expenses) of all such engagements, and to terminate any such engagements.  The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to such advisors engaged by the Committee.

EXHIBIT C
AIR T, INC.

CHARTER
OF THE
NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
(Restated)

I.	PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Corporation’s Board of Directors in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, and in monitoring a process to assess Board and Board committee effectiveness.

II.	COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable regulations, Nasdaq Stock Market rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate.  The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1)  Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2)  Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by directors, stockholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3)  Recommend to the Board director nominees to be presented for stockholder approval at each annual meeting of stockholders and to fill any vacancies between annual meetings.

(4)  Monitor and make recommendations to the Board with respect to the functions of the various committees of the Board.

(5)  Recommend to the Board the membership of the various Board committees.

(6)  Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

V.           PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees.  The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate, and to set the terms (including fees) of all such engagements.  The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

EXHIBIT D
AIR T, INC.

CHARTER
OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

The Compensation Committee (the “Committee”) has the primary function of assisting the Board of Directors (the “Board”) of Air T, Inc. (the “Corporation”) in discharging its responsibilities related to compensation of the Corporation’s directors and executive officers.

II.	COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable SEC regulations, Nasdaq Stock Market listing standards applicable to members of a compensation committee and such other criteria as the Board may establish, subject only to limited exceptions provided by applicable regulations.  In addition, each member of the Committee shall be a “Non-Employee Director” under Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.  Notwithstanding the foregoing, no action of the Committee will be void or invalid because of the participation of a director who does not meet these requirements.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate.  The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1)
Evaluate, develop, approve and report to the Board regarding the Corporation’s overall compensation philosophy and strategy, including the balance among various components of compensation, such as base salaries, cash-based and equity-based incentive compensation, and other benefits.

(2)
Determine, or recommend to the Board for its determination, the compensation, including salary, bonus, incentive and equity compensation to be paid to the Chief Executive Officer (provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation).

(3)	Determine, or recommend to the Board for its determination, the compensation, including salary, bonus, incentive and equity compensation to be paid to the other executive officers of the Corporation.

(4)	Review director fees and other compensation paid to non-employee members of the Board on a periodic basic and effect, or recommend to the Board, any changes the Committee deems appropriate.

(5)	Periodically review the Corporation’s equity-based and other incentive plans and revise such plans, or recommend revisions or new plans to the Board, as the Committee deems appropriate.

(6)
Determine and recommend to the Board for approval any performance targets and participation levels for the Corporation’s management in any incentive plan for which such targets and levels are to be set.

(7)	When delegated such authority by the Board, exercise the full authority of the Board to administer the Corporation’s equity-based and other incentive, compensation or benefit plans.

(8)	Review and approve all formal employment agreements with the Corporation’s executive officers.

(9)	Review the Corporation’s overall compensation policies and practices for all employees as they relate to the Corporation’s risk.

V.           PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees.

The Committee shall have the sole authority to engage compensation consultants and other advisors, as it deems appropriate, to advise the Committee and to set the terms (including approval of fees and expenses) of all such engagements, and to terminate any such engagements.  The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to such advisors engaged by the Committee.

EXHIBIT E

Air T, Inc.

Audit Committee Charter
(Restated)

There shall be a committee of the Board of Directors to be known as the audit committee.

Role and independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of:

(1)	the quality and integrity of the accounting, auditing and reporting practices of the corporation;

(2)	the audits of the corporation’s financial statements and the independent auditor’s qualifications, independence and performance;

(3)	the corporation’s systems of internal control over financial reporting;

(4)	the corporation’s compliance with legal and regulatory requirements;

(5)	the performance of the corporation’s internal audit function;

and such other duties as directed by the board.  The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, and including at least one member who is an “audit committee financial expert” under Securities Exchange Commission regulations if one or more members of the board would qualify as an “audit committee financial expert” and would be eligible to serve on the audit committee.  Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment and shall meet the independence requirements of the NASDAQ Stock Market applicable to membership on the audit committee.

The committee is expected to maintain free and open communication (including regular private executive sessions) with the independent auditor, the internal auditors and the management of the corporation and to provide each group with full access to the committee (and the board) to report on any and all appropriate matters.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose and to have the corporation pay all reasonable fees of such advisors.

Responsibilities

The audit committee’s primary responsibilities include:

●
Selecting and retaining the independent accounting firm that audits the financial statements of the corporation and approving the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid therefor.  In so doing, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent and the nature and rigor of the audit process and receive and review all reports from management and the current auditor relevant to these determinations.

●
Reviewing and periodically discussing with the independent auditor all significant relationships the firm and members of the engagement team have with the corporation and others that may affect the auditor’s independence.

●
Preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations.  The committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full committee at its next scheduled meeting.

●
Reviewing financial statements (including quarterly reports) with management and the independent auditor.  It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate.  Annually, after satisfactory review by the committee, the company’s audited financial statements will be approved by the board of directors for inclusion in the annual report of Form 10-K to be filed with the Securities and Exchange Commission.

●
Reviewing with management Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the corporation’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

●	Discussing with management and the auditors the quality and adequacy of the company’s internal controls over financial reporting and reporting processes.

●	Discussing with the independent auditor its judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

●
Reviewing and discussing with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

●
Discussing with management, the internal auditors and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the corporation and the steps that have been taken to minimize such risks.  It is anticipated that such discussions will include the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

●
Establishing procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal control over financial reporting or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

●	Approving any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

●	Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusion) suitable for submission to the shareholders.

●	Reviewing any “related party transactions,” as defined by applicable NASDAQ rules, and determining whether to ratify or approve such transactions.

●	Performing any other activities consistent with this charter, the corporation’s bylaws and governing law that the committee or the board may deem necessary or appropriate.

●	Conducting an annual review of this charter and updating it as appropriate.

EXHIBIT F
PRESS RELEASE

Contact:
Walter Clark
Chief Executive Officer
Air T, Inc.
3524 Airport Road
Maiden, NC 28650
(828) 464-8741

FOR IMMEDIATE RELEASE

Air T and AO Partners Agree to Settle Pending Election Contest

MAIDEN, N.C., June ●, 2013 -- Air T, Inc. (Nasdaq Capital Market:AIRT) and AO Partners, I, L.P., announced today that they have entered into an agreement to settle a pending contest related to the election of directors at Air T’s 2013 annual meeting of stockholders.  Under the settlement, AO Partners, which currently owns approximately 14.9% of Air T’s common stock, has agreed to withdraw its proposed slate of 10 director nominees in favor of an agreed slate of seven nominees to constitute the new board.  The agreed slate includes three nominees —Nicholas J. Swenson, Seth G. Barkett and Andrew L. Osborne—who have been named by AO Partners; three nominees—John G. Gioffre and Walter Clark (who have been named by a committee of independent directors of Air T) and a third individual to be selected by that committee of independent directors from a list of individuals provided by the committee to AO Partners; and one additional nominee who will be agreed upon by a majority of each of the AO Partners nominees and the committee’s nominees.

Walter Clark, Chief Executive Officer of Air T, stated, “We are pleased to have reached this settlement with AO Partners and look forward to working together productively toward the continued goal of improving company performance, enhancing stockholder value and maintaining and expanding the strong partnerships with our customer base.”

Nicholas J. Swenson, managing member of the general partner of AO Partners and a current director of Air T, stated, “I am delighted that Seth and Andrew will be joining me on the Board, and we look forward to working collaboratively with our fellow directors.  We are confident the Board will benefit from increased stockholder representation.”

The agreement also provides, among other things, that Air T will promptly make certain amendments to its stockholder rights agreement, including increasing the triggering percentage from 15% to 20%, adding a “chewable” feature, and providing that the rights agreement will expire if not approved by stockholders at the 2013 annual meeting.  AO Partners has stated its intention to vote against approval of the rights agreement and will be permitted to include a statement in Air T’s proxy statement stating the reasons for its opposition.  Other settlement terms provide for the reconstitution of various board committees with representatives from the AO Partners nominees and the formation of a new Capital Allocation Committee, to consist of a majority of AO Partners nominees, that would review and make recommendations regarding all internal and external capital investments, acquisitions, securities purchases or sales, mergers or general investments in excess of $100,000.  Subject to the fulfillment of certain standstill conditions specified in the agreement, AO Partners has agreed not to submit additional director nominations or other matters for consideration at Air T’s 2014 annual meeting of stockholders.  The settlement agreement is described more fully in, and attached as an exhibit to, Air T’s Form 8-K filed today with the SEC.

About Air T

Air T, through its subsidiaries, provides overnight air freight service to the express delivery industry, manufactures and sells aircraft deicers and other special purpose industrial equipment, and provides ground support equipment and facilities maintenance to airlines.  Air T is one of the largest, small-aircraft air cargo operators in the United States.  Air T's Mountain Air Cargo (MAC) and CSA, Air subsidiaries currently operate a fleet of single and twin-engine turbo-prop aircraft nightly in the eastern half of the United States, Puerto Rico and the Caribbean Islands.  Air T's Global Ground Support subsidiary manufactures deicing and other specialized military and industrial equipment and is one of the largest providers of deicers in the world.  The Global Aviation Services subsidiary provides ground support equipment and facilities maintenance to domestic airline customers.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Air T, Inc. (“Air T”) will file a proxy statement in connection with its 2013 annual meeting of stockholders.  Air T stockholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information.  Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Air T with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Air T’s website, http://www.airt.net, or by writing to Air T, Inc., Post Office Box 488, Denver, North Carolina 28037, Attention: Corporate Secretary.

Air T, its current directors and executive officers and nominees for election as director at Air T’s 2013 annual meeting of stockholders (which directors, executive officers and nominees are Seth G. Barkett, Sam Chesnutt, Allison T. Clark, Walter Clark, John J. Gioffre, Andrew L. Osborne, John Parry, George C. Prill, William H. Simpson, Nicholas J. Swenson, Dennis A. Wicker and J. Bradley Wilson) may be deemed to be participants in the solicitation of proxies for Air T’s 2013 annual meeting of stockholders.  Detailed information regarding the affiliations and interests of Air T’s current directors and executive officers is available in the proxy statement for Air T’s 2012 annual meeting of stockholders filed with the Securities and Exchange Commission on July 20, 2012 (which information is supplemented by the subsequent election of Mr. Wilson as Chairman of the Board of Directors, succeeding Mr. Walter Clark in that position, and subsequent amendments on Schedule 13D/A filed by AO Partners et al. with respect to Mr. Swenson).  Detailed information regarding the affiliations and interests of Mr. Barkett and Mr. Osborne are included in the Schedule 13D/A of AO Partners et al. (Amendment No. 11) filed on May 8, 2013 with the Securities and Exchange Commission and AO Partners’ Notice of Intent to Nominate Directors attached as Exhibit 5.6 thereto.  In addition, the following table sets forth information regarding the beneficial ownership of shares of common stock of Air T by each of these directors, executive officer and director nominees of Air T and by all directors, executive officers and director nominees of Air T as a group as of June 5, 2013.  Each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

		Shares and Percent of Common Stock Beneficially Owned as of June 5, 2013
Name	Position with Company	No. of Shares	Percent

Seth G. Barkett	Nominee	0	*

Sam Chesnutt	Director	2,500 (1)	*

Allison T. Clark	Director	23,000 (1)	*

Walter Clark	Chief Executive Officer, Director and Nominee	143,627 (1)	5.8%

John J. Gioffre	Director and Nominee	5,027 (1)	*

John A. Reeves	Nominee	0	*

Andrew L. Osborne	Nominee	0	*

John Parry	Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and Director	16,502 (1)	*

William H. Simpson	Executive Vice President and Director	31,604 (1)	1.3%

Nicholas J. Swenson	Director and Nominee	366,200(1)(2)	14.9%

George C. Prill	Director	3,500 (1)	*

Dennis A. Wicker	Director	3,500 (1)	*

J. Bradley Wilson	Chairman of the Board	2,500 (1)	*

All such directors, executive officers and director nominees as a group (13 persons)		597,960(1)	24.4%

______________________
*           Less than one percent.

(1)           Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T: Mr. Walter Clark, 50,000 shares; Mr. Parry, 15,000 shares; Mr. Simpson, 30,000 shares; Mr. Swenson, 2,500 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Gioffre, 2,500 shares; Mr. Prill, 2,500 shares; Mr. Wicker, 3,500 shares; Mr. Wilson, 2,500 shares; all such directors and executive officers as a group, 113,500 shares.

(2)           Includes 363,700 shares over which Mr. Swenson reports shared voting and investment power as managing member of AO Partners, LLC, the general partner of AO Partners I, L.P.